As filed with the Securities and Exchange Commission on March 1, 2019

Registration No. 333-214262

Registration No. 333-214480

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-214262

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-214480

UNDER THE SECURITIES ACT OF 1933

CIMAREX RESOLUTE LLC

(successor in interest to Resolute Energy Corporation)

(Exact name of registrant as specified in its charter)

Delaware	27-0659371
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 3700

Denver, Colorado 80203

(303) 295-3995

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Francis B. Barron

1700 Lincoln Street, Suite 3700

Denver, Colorado 80203

(303) 295-3995

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

*TABLE OF CO-REGISTRANT GUARANTORS

(in regard to Post-Effective Amendment No. 1 to Form S-3 Registration Statement No. 333-214480)

Exact Name of Co-Registrant as Specified in its Charter (1)	I.R.S. Employer Identification Number	State or Other Jurisdiction of Incorporation or Organization
Hicks Acquisition Company I, Inc.	20-8521842	Delaware
Resolute Natural Resources Company, LLC	27-3421083	Delaware
Resolute Wyoming, Inc.	20-0537587	Delaware
BWNR, LLC	27-0659371	Delaware
WYNR, LLC	27-0659371	Delaware
Resolute Northern Rockies, LLC	27-0659371	Delaware
Resolute Natural Resources Southwest, LLC	27-0659371	Delaware

(1)                                 The address of each co-registrant’s principal executive offices is 1700 Lincoln Street, Suite 3700, Denver, Colorado 80203 and the telephone number is (303) 295-3995.

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by the Successor (as defined below), with the Securities and Exchange Commission (the “Commission”) (note that the share numbers listed below do not take into account corporate actions, such as stock splits, taken in the interim):

•                  Registration Statement No. 333-214262, filed with the Commission on October 26, 2016, pertaining to the registration of 2,114,523 shares of common stock, par value $0.0001 per share (“Common Stock”) of Resolute Energy Corporation, a Delaware corporation (the “Registrant”), for resale by certain selling stockholders; and

•                  Registration Statement No. 333-214480, filed with the Commission on November 7, 2016, pertaining to the registration of an indeterminate amount of senior debt securities, subordinated debt securities, Common Stock, preferred stock, par value $0.0001 per share, guarantees of debt securities, warrants, rights, units and depositary shares at an aggregate public offering price of $750,000,000.

On March 1, 2019, pursuant to the Agreement and Plan of Merger, dated as of November 18, 2018, by and among the Registrant, Cimarex Energy Co., a Delaware corporation (“Cimarex”), CR Sub 1 Inc., a Delaware corporation and a direct wholly owned subsidiary of Cimarex (“Merger Sub 1”), and CR Sub 2 LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Cimarex (“Merger Sub 2”), (i) Merger Sub 1 merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Surviving Corporation”) and as a wholly owned subsidiary of Cimarex and (ii) immediately thereafter, the Surviving Corporation was merged with and into Merger Sub 2 (the mergers described in (i) and (ii), collectively, the “Merger”), with Merger Sub 2 surviving and continuing as “Cimarex Resolute LLC” (the “Successor”).

As a result of the Merger, any offerings contemplated by the Registration Statements have been terminated by the Successor as of the date hereof. In accordance with an undertaking made by the Registrant in Part II of each of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, the Successor hereby removes from registration any and all securities registered but unsold under each of the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Cimarex Resolute LLC, as successor by merger to the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 1, 2019.

CIMAREX RESOLUTE LLC
(successor in interest to Resolute Energy Corporation)

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

HICKS ACQUISITION COMPANY I, INC.

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

RESOLUTE NATURAL RESOURCES COMPANY, LLC

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

RESOLUTE WYOMING, INC.

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

BWNR, LLC

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

WYNR, LLC
Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

RESOLUTE NORTHERN ROCKIES, LLC

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

Dated: March 1, 2019

	By:	/s/ Francis B. Barron
	Name:	Francis B. Barron
	Title:	Senior Vice President — General Counsel

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.